UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANI PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota 56623

(218) 634-3500

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2022

This proxy statement supplement, dated April 14, 2022, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of ANI Pharmaceuticals, Inc. (the “Company”) that was filed with the Securities and Exchange Commission on March 25, 2022, relating to the Company’s 2022 annual meeting of stockholders to be held on April 27, 2022 (the “2022 Annual Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

We have engaged Morrow Sodali LLC to assist us with the solicitation of proxies in connection with the 2022 Annual Meeting. We expect to pay Morrow Sodali LLC a fee of $8,500 plus reimbursement for certain expenses related to its services.

Stockholders with questions or those who require assistance with respect to the voting should contact Morrow Sodali LLC at (203) 658-9400.